As filed with the Securities and Exchange Commission on December 23, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ARBUTUS BIOPHARMA CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia	980597776
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100-8900 Glenlyon Parkway,

Burnaby, BC V5J 5J8

(604) 419-3200

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

Arbutus Biopharma, Inc.

701 Veterans Circle

Warminster, Pennsylvania, 18974-3531

(215) 675-5921

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Daniel M. Miller Dorsey & Whitney LLP Suite 1605, 777 Dunsmuir Street Pacific Centre Vancouver, British Columbia Canada V7Y 1K4	Mark J. Murray Bruce Cousins Arbutus Biopharma Corporation 100-8900 Glenlyon Parkway Burnaby, British Columbia Canada V5J 5J8 (604) 419-3221	R. Hector MacKay-Dunn, Q.C. Farris, Vaughan, Wills & Murphy LLP 2500-700 West Georgia Street Vancouver, British Columbia Canada V7Y 1B3 (604) 684-9151

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer	☒
Non-accelerated filer☐ (Do not check if a smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered (1)	Securities to be Registered (1)	Proposed Maximum Aggregate Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2) (3)
Common shares, no par value
Warrants to purchase common shares
Units
Total	$150,000,000		$150,000,000	$17,385

1.	There are being registered under this registration statement such indeterminate number of common shares, warrants to purchase common shares and a combination of such securities, separately or as units, as may be sold by the registrant from time to time, which collectively shall have an aggregate initial offering price not to exceed $150,000,000. The securities registered hereunder also include such indeterminate number of each class of identified securities as may be issued upon conversion, exercise or exchange of any other securities that provide for such conversion into, exercise for or exchange into such securities. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, the common shares being registered hereunder include such indeterminate number of common shares as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends, or similar transactions. The proposed maximum offering price per class of security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder.
2.	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.
3.	An aggregate of $4,326 of the amount of the registration fee was previously paid in connection with (i) $7,237,500 of unissued securities registered under the registrant’s registration statement on Form S-3 (File No. 333-200625) initially filed on November 26, 2014 and (ii) $30,000,000 of unissued securities registered under the registrant’s registration statement on Form S-3 (File No. 333-202883 ) initially filed on March 19, 2015, which unsold securities are hereby deregistered. Accordingly, pursuant to Rule 457(p) under the Securities Act of 1933, as amended, $4,326 is being offset against the total registration fee due for this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject To Completion, Dated December 23, 2016

$150,000,000

Common Shares

Warrants

Units

We may offer and issue from time to time common shares or warrants or any combination of those securities, either individually or in units, up to an aggregate initial offering price of $150,000,000, in one or more transactions under this prospectus. The securities may be offered in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in an accompanying prospectus supplement.

This prospectus provides you with a general description of the securities that we may offer. Each time we offer securities, we will provide you with a prospectus supplement that describes specific information about the particular securities being offered and may add, update or change information contained or incorporated by reference in this prospectus. You should read both this prospectus and the applicable prospectus supplement, together with the additional information that is incorporated by reference into this prospectus and the applicable prospectus supplement.

Our common shares are listed on the NASDAQ Global Market under the symbol “ABUS”. On December 22, 2016, the closing price of our common shares on NASDAQ was $2.55 per share.

Investing in our securities involves a high degree of risk. You should carefully read the ‘‘Risk Factors’’ section of this prospectus beginning on page 2.

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities regulatory authority, nor has the SEC or any state securities regulatory authority passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                         .

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	1
RISK FACTORS	2
FORWARD-LOOKING STATEMENTS	2
ENFORCEABILITY OF CIVIL LIABILITIES	4
ARBUTUS BIOPHARMA CORPORATION	5
USE OF PROCEEDS	5
DESCRIPTION OF SHARE CAPITAL, WARRANTS AND RELATED INFORMATION	6
CONSOLIDATED CAPITALIZATION	8
PRICE RANGE AND TRADING VOLUME	8
PRIOR SALES	8
PLAN OF DISTRIBUTION	10
MATERIAL INCOME TAX CONSIDERATIONS	10
LEGAL MATTERS	11
EXPERTS AND TRANSFER AGENT	11
WHERE YOU CAN FIND ADDITIONAL INFORMATION	11
INCORPORATION BY REFERENCE	11

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus, either individually on in units, in one or more offerings up to an aggregate initial offering price of $150,000,000.

This prospectus provides you with a general description of the securities that we may sell under this prospectus. Each time we sell securities, we may also provide a prospectus supplement that may include, where applicable, specific information about the terms of that offering. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the prospectus supplement. Where required by statute, regulation or policy, and where securities are offered in currencies other than U.S. dollars, appropriate disclosure of foreign exchange rates applicable to those securities will be included in the prospectus supplement describing those securities.

We may also prepare free writing prospectuses to describe the terms of particular sales of securities, which terms may vary from those described in any prospectus supplement. You therefore should carefully review any free writing prospectus in connection with your review of this prospectus and any applicable prospectus supplement.

Please carefully read both this prospectus and any prospectus supplement, together with the documents incorporated by reference into this prospectus and any prospectus supplement, and the additional information described below under “Where You Can Find Additional Information”. This prospectus contains summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find Additional Information”.

You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell any securities and is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus and any information incorporated by reference into this prospectus is accurate only as of the date of the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

As used in this prospectus and in any prospectus supplement, unless the context otherwise requires, the terms “Arbutus,” the “Company,” “we,” “us,” and “our” refer to Arbutus Biopharma Corporation, and, unless the context requires otherwise, the subsidiaries through which it conducts business.

Unless stated otherwise or if the context otherwise requires, all references to dollar amounts in this prospectus and any prospectus supplement are references to U.S. dollars.

RISK FACTORS

An investment in our securities involves a significant degree of risk. You should carefully consider the risk factors and all of the other information included in this prospectus, any prospectus supplement, the documents we have incorporated by reference into this prospectus and any prospectus supplement, and in any related free writing prospectus, including those in Item 1A “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference into this prospectus, in evaluating an investment in our securities. If any of these risks were actually to occur, our business, financial condition or results of operations could be materially adversely affected. When we offer and sell any securities pursuant to a prospectus supplement, we may include in the applicable prospectus supplement additional risk factors relevant to those securities.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference into this prospectus, contains “forward-looking statements” or “forward-looking information” within the meaning of applicable securities laws (we collectively refer to these items as “forward-looking statements”). Forward-looking statements are generally identifiable by use of the words “believes,” “may,” “plans,” “will,” “anticipates,” “intends,” “budgets,” “could,” “estimates,” “expects,” “forecasts,” “projects” and similar expressions that are not based on historical fact or that are predictions of or indicate future events and trends, and the negative of such expressions. Forward-looking statements in this prospectus, including the documents incorporated by reference, include statements about, among other things:

•	our strategy, future operations, clinical trials, prospects and the plans of management;

•	our product development programs in connection with developing and commercializing a cure for patients suffering from chronic hepatitis B, or “HBV”, infection;

•	our non-HBV product development programs;

•	the timing for commencement and results of clinical trials for our products;

•	the timing for completing pre-clinical work and filing Investigational New Drug applications;

•	potential government funding sources for new therapeutic strategies and our exploration and leveraging of these partnership opportunities;

•	ongoing advances in technologies;

•	the generation of data and the expectation of identifying another development candidate;

•	the potential quantum of value of the transactions contemplated in our partnership, licensing, and option agreements;

•	the use of lipid nanoparticle, which we refer to as “LNP”, technology by our licensees and expected milestone and royalty payments from commercial sales of our product development partners;

•	on-going arbitration and litigation proceedings;

•	statements with respect to revenue and expense fluctuation and guidance; and

•	the amount and timing of potential funding.

With respect to the forward-looking statements contained in this prospectus and the documents incorporated by reference into this prospectus, we have made numerous assumptions regarding, among other things:

•	LNP’s status as a leading RNAi, or ribonucleic acid interference, delivery technology;

•	our research and development capabilities and resources;

•	the effectiveness of our products as a treatment for cancer, chronic Hepatitis B infection, infectious disease, alcohol use disorder, or other diseases;

•	the timing and obtaining of regulatory approvals for the clinical development of our products;

•	the use of LNP technology by our development partners and licensees and subsequent timing and results of clinical data releases;

•	the time required to complete research and product development activities;

•	the timing and amounts of payments to be received or paid under contracts with our partners;

•	our financial position and our ability to execute our business strategy; and

•	our ability to obtain and protect intellectual property rights and operate without infringing on the intellectual property rights of others.

While we consider these assumptions to be reasonable, these assumptions are inherently subject to significant business, economic, competitive, market and social uncertainties and contingencies.

Additionally, there are known and unknown risk factors that could cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements contained in this prospectus, including the documents incorporated by reference into this prospectus. Known risk factors include, among others:

•	our products may not prove to be effective or as potent as currently believed;

•	completion of preclinical work and Investigational New Drug applications may not occur as currently anticipated, or at all;

•	we may never identify another product development candidate;

•	anticipated studies and submissions to the U.S. Food and Drug Administration may not occur as currently anticipated, or at all;

•	anticipated pre-clinical and clinical trials may be more costly or take longer to complete than anticipated, and may never be initiated or completed, or may not generate results that warrant future development of the tested drug candidate;

•	we may not receive the necessary regulatory approvals for the clinical development of our products;

•	we may lose arbitration or litigation proceedings to which we are party;

•	our development partners and licensees conducting clinical trial, development programs and joint venture strategic alliances may not result in expected results on a timely basis, or at all;

•	anticipated payments under contracts with our collaborative partners may not be received by us on a timely basis, or at all, or in the expected quantum;

•	there may be no further advancements in next-generation LNP technologies;

•	the FDA may refuse to approve our products, or place restrictions on our ability to commercialize our products;

•	we may face competition from other pharmaceutical or biotechnology companies and the possibility that other organizations have made advancements in RNAi delivery technology of which we are not aware;

•	payments received from third parties may not be sufficient to fund our continued business plan as currently anticipated;

•	future operating results are uncertain and likely to fluctuate;

•	we may not be able to raise additional financing required to fund further research and development, clinical studies, and obtain regulatory approvals, on commercially acceptable terms or at all;

•	economic and capital market conditions may worsen;

•	we may become subject to product liability or other legal claims for which we have made no accrual in our financial statements; and

•	our cash runway and cash position may be substantially less than projected and may be less than required to continue current operations.

More detailed information about these and other factors is included in this prospectus under the section entitled “Risk Factors” and in the documents incorporated by reference into this prospectus. Although we have attempted to identify factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. Forward-looking statements are based upon our beliefs, estimates and opinions at the time they are made and we undertake no obligation to update forward-looking statements if these beliefs, estimates and opinions or circumstances should change, except as required by applicable law. There can be no assurance that forward-looking statements will prove to be accurate, as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements.

ENFORCEABILITY OF CIVIL LIABILITIES

We and our wholly-owned subsidiary, Protiva Biotherapeutics, Inc., are each incorporated under the laws of the Province of British Columbia, Canada, and a substantial portion of our assets are located outside the United States. In addition, some of our directors and officers are nationals or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. We have appointed Arbutus Biopharma, Inc. as our agent for service of process in the United States, but it may be difficult for holders of securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. Additionally, it may not be possible for you to enforce judgments obtained in U.S. courts based upon the civil liability provisions of the U.S. federal securities laws or other laws of the United States. In addition, there is doubt as to whether an original action could be brought in Canada against us or our directors or officers based solely upon U.S. federal or state securities laws and as to the enforceability in Canadian courts of judgments of U.S. courts obtained in actions based upon the civil liability provisions of U.S. federal or state securities laws.

ARBUTUS BIOPHARMA CORPORATION

This summary does not contain all the information about us that may be important to you. Please carefully read both this prospectus and any prospectus supplement together with the additional information contained in or incorporated by reference into this prospectus and any prospectus supplement.

Arbutus Biopharma Corporation, formerly known as Tekmira Pharmaceuticals Corporation, was incorporated under the Business Corporations Act (British Columbia), on October 6, 2005 and commenced active business on April 30, 2007 when Arbutus and its parent company, Inex Pharmaceuticals Corporation, were reorganized under a statutory plan of arrangement completed under the provisions of the BCBCA. The reorganization saw Inex’s entire business transferred to and continued by Arbutus.

On July 31, 2015, Tekmira Pharmaceuticals Corporation changed its name to Arbutus Biopharma Corporation.

Our head office is located at 100-8900 Glenlyon Parkway, Burnaby, British Columbia, Canada, V5J 5J8. Our registered and records office is located at 700 West Georgia St, 25th Floor, Vancouver, British Columbia, Canada, V7Y 1B3. We maintain a website at www.arbutusbio.com. Information contained on our website is not part of this prospectus.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, the net proceeds that we receive from the sale of our securities will be used for working capital and general corporate purposes, including, but not limited to, progressing our research and development programs, supporting our clinical programs and manufacturing activities, and advancing and protecting our LNP technology.

More specific allocations may be included in a prospectus supplement relating to a specific offering of securities. All expenses relating to an offering of securities and any compensation paid to underwriters, dealers or agents, as the case may be, will be paid out of our general funds, unless otherwise stated in the applicable prospectus supplement.

DESCRIPTION OF SHARE CAPITAL, WARRANTS AND RELATED INFORMATION

The descriptions below of our share capital, warrants and related information are summaries and are qualified by reference to documents incorporated by reference to the registration statement of which this prospectus is a part.

Authorized Capital

Our authorized share capital consists of an unlimited number of common shares, no par value, of which 54,841,506 were issued and outstanding as at December 21, 2016, and an unlimited number of preferred shares, no par value, of which none were issued and outstanding as at December 21, 2016. None of our common shares are held by us or on behalf of us.

Common Shares

The holders of our common shares are entitled to receive notice of any meeting of our shareholders and to attend and vote thereat, except those meetings at which only the holders of shares of another class or of a particular series are entitled to vote. Each common share entitles its holder to one vote. There are no cumulative voting rights. Subject to the rights of the holders of preferred shares, the holders of common shares are entitled to receive on a pro rata basis such dividends as our board of directors may declare out of funds legally available for payment of dividends. In the event of the dissolution, liquidation, winding-up or other distribution of our assets, those holders are entitled to receive on a pro rata basis all of our assets remaining after payment of all of our liabilities, subject to the rights of holders of preferred shares. Our common shares carry no pre-emptive or conversion rights.

Preferred Shares

We may issue preferred shares from time to time in one or more series, each series comprising the number of shares, designation, rights, privileges, restrictions and conditions determined by our board of directors. Our preferred shares are entitled to priority over our common shares with respect to the payment of dividends and distributions in the event of our dissolution, liquidation or winding-up. The holders of our preferred shares are entitled to receive notice of any meeting of shareholders and to attend and vote at those meetings, except as otherwise provided in the rights and restrictions attached to the preferred shares by our board of directors.

Dividend Policy

We have not paid any dividends since our incorporation. At the discretion of our board of directors, we will consider paying dividends in future as our operational circumstances may permit having regard to, among other things, our earnings, cash flow and financial requirements. It is the current policy of our board of directors to retain all earnings to finance our business plan.

Description of Warrants

The following description of the terms of warrants provides some general terms and provisions of warrants in respect of which a prospectus supplement may be filed. This summary is not complete. The particular terms and provisions of warrants offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the applicable prospectus supplement. Warrants may be offered separately or in combination with common shares.

The description of general terms and provisions of warrants described in any prospectus supplement will include, but is not limited to, where applicable:

•	the designation and aggregate number of warrants offered;
•	the price at which the warrants will be offered;
•	the currency or currencies in which the warrants are denominated;

•	the number of common shares that may be purchased on the exercise of the warrants and conditions and procedures that will result in an adjustment of that number;
•	the exercise price of the warrants and the dates or periods during which the warrants are exercisable;
•	any minimum or maximum amount of warrants that may be exercised at any one time;
•	any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants; and
•	any other material terms of the warrants.

If the warrants are issued pursuant to warrant agreements or warrant indentures, we will so specify in the prospectus supplement relating to the warrants being offered pursuant to the prospectus supplement. We will file any warrant agreement or warrant indenture with the SEC and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part, on or before the time we issue a series of warrants.

Each warrant will entitle the holder to acquire such number of common shares at such exercise price and in accordance with such terms as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the warrants offered by the prospectus supplement. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the prospectus supplement relating to the warrants offered thereby. After the close of business on the expiration date, unexercised warrants will become void.

The warrants may be exercised as set forth in the prospectus supplement relating to the warrants offered thereby. Upon receipt of payment and the taking of other action specified in the applicable prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Before the exercise of their warrants, holders of warrants will not have any of the rights of holders of common shares. Therefore, holders of warrants will not be entitled, by virtue of being such holders, to vote, consent, receive dividends, receive notice as shareholders with respect to any meeting of shareholders for the election of our directors or any other matter, or to exercise any rights whatsoever as our shareholders. We reserve the right to include in a prospectus supplement specific terms of the warrants that are not within the options and parameters described in this prospectus. In addition, to the extent that any particular terms of the warrants described in a prospectus supplement differ from any of the terms described in this prospectus, the description of those terms included in this prospectus shall be deemed to have been superseded by the description of the differing terms set forth in such prospectus supplement with respect to such warrants.

Description of Units

We may issue units comprised of one or more of the securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement, if any, under which a unit is issued may provide that the securities comprising the unit may not be held or transferred separately, at any time or at any time before a specified date.

The particular terms and provisions of units offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply thereto, will be described in the prospectus supplement filed in respect of such units. This description will include, where applicable:

•	the designation and aggregate number of units offered;
•	the price at which the units will be offered;
•	the currency or currencies in which the units are denominated;
•	the terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
•	the number of securities that may be purchased upon exercise of each unit and the price at which the currency or currencies in which that amount of securities may be purchased upon exercise of each unit;

•	any provisions for the issuance, payment, settlement, transfer, adjustment or exchange of the units or of the securities comprising the units; and
•	any other material terms of the units.

We reserve the right to set forth in a prospectus supplement specific terms of the units that are not within the options and parameters set forth in this prospectus. In addition, to the extent that any particular terms of the units described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of the differing terms set forth in such prospectus supplement with respect to such units.

CONSOLIDATED CAPITALIZATION

Other than as set out in this prospectus under “Prior Sales”, there have been no material changes in our share capitalization since September 30, 2016.

As a result of issuance(s) of securities under this prospectus, our share capital may be increased by up to a maximum of $150,000,000.

PRICE RANGE AND TRADING VOLUME

The following table sets forth, for the 12-month period prior to the date of this prospectus, the reported high and low prices and the average volume of trading of our common shares on NASDAQ.

Month Ended	NASDAQ High (US$)	NASDAQ Low (US$)	Aggregate Trading Volume
December 31, 2016 (1)	$3.25	$2.50	5,876,300
November 30, 2016	$3.20	$2.45	6,095,900
October 31, 2016	$3.56	$2.81	2,752,400
September 30, 2016	$4.01	$3.36	2,787,200
August 31, 2016	$4.49	$3.54	2,284,700
July 31, 2016	$4.30	$3.40	2,537,800
June 30, 2016	$4.15	$3.09	4,822,400
May 31, 2016	$4.96	$3.82	2,613,300
April 30, 2016	$5.48	$4.04	4,799,300
March 31, 2016	$4.40	$3.10	4,108,100
February 29, 2016	$3.29	$2.72	3,903,900
January 31, 2016	$4.71	$3.12	6,401,300
December 31, 2015	$5.70	$4.25	6,593,900

(1)	Through December 22, 2016.

PRIOR SALES

Except as disclosed below, no other common shares or securities exchangeable or convertible into common shares have been issued during the 12-month period preceding the date of this prospectus.

The following table summarizes the issuances by us of stock options within the 12-month period preceding the date of this prospectus.

Date of Grant	Number of Options	Exercise Price
March 15, 2016	1,540,099	$3.94
May 7, 2016	2,000	$4.15
June 3, 2016	49,500	$3.99
June 7, 2016	1,000	$4.14
June 17, 2016	17,000	$3.28
June 28, 2016	15,000	$3.34
August 9, 2016	1,500	$3.98
September 14, 2016	110,000	$3.70
September 19, 2016	7,000	$3.73
November 18, 2016	4,750	$2.70
November 23, 2016	750	$2.70
November 28, 2016	6,000	$2.65
December 7, 2016	35,000	$3.05

The following table summarizes the issuances by us of our common shares pursuant to the exercise of stock options within the 12-month period preceding the date of this prospectus. Our stock options are denominated in both Canadian and U.S. dollars. For presentation purposes, our Canadian dollar denominated stock options have been converted to U.S. dollars using the average exchange rate in the month of exercise.

Date of Exercise	Number of Options	Exercise Price
January 8, 2016	20,000	$1.69
January 8, 2016	20,000	$1.20
January 8, 2016	15,000	$3.62
May 6, 2016	50	$2.88
May 6, 2016	500	$1.62
August 2, 2016	30,000	$2.31
August 10, 2016	75	$3.61
August 10, 2016	500	$1.62
August 16, 2016	675	$0.34
August 16, 2016	13,503	$0.34

The following table summarizes the issuances by us of our common shares pursuant to the exercise of warrants within the 12-month period preceding the date of this prospectus. Our warrants are denominated in Canadian dollars. For presentation purposes, our warrants have been converted to U.S. dollars using the average exchange rate in the month of exercise.

Date of Exercise	Number of Warrants	Number of Shares Issued	Exercise Price
May 4, 2016	5,100	5,100	$2.59
May 5, 2016	1,500	1,500	$2.59
May 27, 2016	10,000	10,000	$2.59
May 31, 2016	750	750	$2.59
June 1, 2016	128,150	128,150	$2.60
June 1, 2016	500	500	$2.60
June 1, 2016	2,000	2,000	$2.60
June 16, 2016	12,500	12,500	$2.60
June 16, 2016	5,000	5,000	$2.60
June 16, 2016	5,000	5,000	$2.60

PLAN OF DISTRIBUTION

We may sell securities to or through underwriters or dealers, and also may sell securities to one or more other purchasers directly or through agents, including sales pursuant to ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers. Underwriters may sell securities to or through dealers. Each prospectus supplement for a particular offering of securities will set forth the terms of the offering, including:

•	the name or names of any underwriters, dealers, or agents;
•	the purchase price of, and form of consideration for, the securities and the proceeds to us;
•	any delayed delivery arrangements;
•	any underwriting commissions, fees, discounts and other items constituting underwriters’ compensation;
•	the offering price for the securities (or the manner of determination of the offering price if offered on a non-fixed price basis);
•	any discounts or concessions allowed or re-allowed or paid to dealers;
•	the expected delivery date of the sale of the offered securities; and
•	any securities exchanges on which the securities may be listed.

The securities may be sold, from time to time, in one or more transactions at a fixed price or prices that may be changed or at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices, including sales made directly on NASDAQ or other existing trading markets for the securities. We may engage in at-the-market offerings of our securities and in transactions that are deemed to be “at-the-market distributions” as defined in Canadian National Instrument 44-102, Shelf Distributions. The prices at which the securities may be offered may vary as between purchasers and during the period of distribution. If, in connection with the offering of securities at a fixed price or prices, the underwriters have made a bona fide effort to sell all of the securities at the initial offering price fixed in the applicable prospectus supplement, the public offering price may be decreased and thereafter further changed, from time to time, to an amount not greater than the initial public offering price fixed in such prospectus supplement, in which case the compensation realized by the underwriters will be decreased by the amount that the aggregate price paid by purchasers for the securities is less than the gross proceeds paid by the underwriters to us.

Underwriters, dealers and agents who participate in the distribution of the securities may be entitled under agreements to be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments that such underwriters, dealers or agents may be required to make in respect thereof. Such underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

In connection with any offering of securities, other than an at-the-market offering, the underwriters may over-allot or effect transactions that stabilize or maintain the market price of the securities offered at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

MATERIAL INCOME TAX CONSIDERATIONS

The applicable prospectus supplement may describe material U.S. federal income tax consequences of the acquisition, ownership and disposition of any of the securities offered by this prospectus by an investor who is subject to U.S. federal taxation.

The applicable prospectus supplement may also describe material Canadian federal income tax considerations generally applicable to investors described therein of purchasing, holding and disposing of the applicable securities, including, in the case of an investor who is not a resident of Canada, Canadian non-resident withholding tax considerations.

LEGAL MATTERS

Unless otherwise specified in a prospectus supplement, certain legal matters relating to the securities will be passed upon for us by Dorsey & Whitney LLP, Vancouver, B.C., Canada and Seattle, Washington, with respect to matters of United States law, and Farris, Vaughan, Wills & Murphy LLP, Vancouver, B.C., Canada, with respect to matters of Canadian law.

EXPERTS AND TRANSFER AGENT

Our consolidated financial statements as of December 31, 2015 and December 31, 2014 and for each of the years in the three-year period ended December 31, 2015, have been audited by KPMG LLP as set forth in their reports thereon and incorporated herein by reference.

Such consolidated financial statements have been incorporated by reference herein in reliance upon the report of KPMG LLP, and upon the authority of said firm as experts in accounting and auditing.

Our transfer agent and registrar is Canadian Stock Transfer Company Inc. (formerly CIBC Mellon Trust Company of Canada) at its offices in Vancouver, British Columbia. Canada.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information requirements of the Securities Exchange Act of 1934 and, accordingly, we file reports with and furnish other information to the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933 with respect to the securities offered by this prospectus. This prospectus does not contain all of the information contained in the registration statement that we filed. For further information regarding us and the securities covered by this prospectus, you may desire to review the full registration statement, including its exhibits. The registration statement, including its exhibits, as well as the documents that we file with the SEC, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling 1-800-SEC-0330. Copies of such materials are also available by mail from the Public Reference Branch of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a website (http://www.sec.gov) from which interested persons can electronically access the registration statement, including the exhibits to the registration statement.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we file with the SEC. This means that we can disclose important information to you by referring you to those documents.

We incorporate by reference into this prospectus the documents listed below:

(a)	our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 9, 2016;

(b)	all other reports filed by us pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2015; and

(c)	the description of our common shares contained in our registration statement on Form 8-A filed with the SEC on November 4, 2010, including any amendment or report filed for purposes of updating such description.

In addition, all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this prospectus but before the termination of the offering of the securities covered by this prospectus, are hereby incorporated by reference into this prospectus.

We have not authorized anyone to provide you with any different or additional information other than that contained in or incorporated by reference into this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may provide.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The documents incorporated by reference into this prospectus are available from us upon request. We will provide a copy of any and all of the information that is incorporated by reference into this prospectus to any person, including a beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request. If exhibits to the documents incorporated by reference into this prospectus are not themselves specifically incorporated by reference in this prospectus, then the exhibits will not be provided.

Requests for any of these documents should be directed to:

Investor Relations

Arbutus Biopharma Corporation

100-8900 Glenlyon Parkway,

Burnaby, BC V5J 5J8

(604) 419-3200

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by the registrant in connection with the offering of the Securities being registered. All the amounts shown are estimates, except for the Securities and Exchange Commission registration fee. The amounts do not include the costs of preparing any prospectus supplements, NASDAQ listing fees, FINRA filing fees, transfer agent fees or other expenses relating to the sale and distribution of particular securities registered under this registration statement, as those costs and expenses cannot be estimated at this time.

Amount (1)
Securities and Exchange Commission registration fee		$17,385
Accounting fees and expenses		*
Legal fees and expenses		*
Miscellaneous fees and expenses		*

Total	$	*

*	These fees and expenses depend on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15.	Indemnification of Officers and Directors

Arbutus Biopharma Corporation (“we,” “us” or “our company”) is subject to the provisions of Part 5, Division 5 of the Business Corporations Act (British Columbia) (the “BCBCA”).

Under Section 160 of the BCBCA, we may, subject to Section 163 of the BCBCA:

(1) indemnify an individual who:

•	is or was a director or officer of our company;

•	is or was a director or officer of another corporation (i) at a time when such corporation is or was an affiliate of our company; or (ii) at our request, or

•	at our request, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity, and including, subject to certain limited exceptions, the heirs and personal or other legal representatives of that individual (collectively, an “eligible party”), against all eligible penalties to which the eligible party is or may be liable; and

(2) after final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, where:

“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, and eligible proceeding.

“eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation (i) is or may be joined as a party, or (ii) is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding.

“proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

Under Section 161 of the BCBCA, and subject to Section 163 of the BCBCA, we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by an eligible party in respect of that proceeding if the eligible party (i) has not been reimbursed for those expenses, and (ii) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

Under Section 162 of the BCBCA, and subject to Section 163 of the BCBCA, we may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of the proceeding, provided that we must not make such payments unless we first receive from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited under Section 163 of the BCBCA, the eligible party will repay the amounts advanced.

Under Section 163 of the BCBCA, we must not indemnify an eligible party against eligible penalties to which the eligible party is or may be liable or pay the expenses of an eligible party in respect of that proceeding under Sections 160, 161 or 162 of the BCBCA, as the case may be, if any of the following circumstances apply:

•	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, we were prohibited from giving the indemnity or paying the expenses by our memorandum or articles;

•	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, we are prohibited from giving the indemnity or paying the expenses by our memorandum or articles;

•	if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of our company or the associated corporation, as the case may be; or

•	in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

If an eligible proceeding is brought against an eligible party by or on behalf of our company or by or on behalf of an associated corporation, we must not either indemnify the eligible party against eligible penalties to which the eligible party is or may be liable, or pay the expenses of the eligible party under Sections 160, 161 or 162 of the BCBCA, as the case may be, in respect of the proceeding.

Under Section 164 of the BCBCA, and despite any other provision of Part 5, Division 5 of the BCBCA and whether or not payment of expenses or indemnification has been sought, authorized or declined under Part 5, Division 5 of the BCBCA, on application of our company or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

•	order us to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

•	order us to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

•	order the enforcement of, or payment under, an agreement of indemnification entered into by us;

•	order us to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the BCBCA; or

•	make any other order the court considers appropriate.

Section 165 of the BCBCA provides that we may purchase and maintain insurance for the benefit of an eligible party or the heirs and personal or other legal representatives of the eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, our company or an associated corporation.

Under our articles, and subject to the BCBCA, we must indemnify an eligible party and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each eligible party is deemed to have contracted with our company on the terms of the indemnity contained in our articles.

Under our articles, and subject to the BCBCA, we may agree to indemnify and may indemnify any person (including an eligible party) against eligible penalties and pay expenses incurred in connection with the performance of services by that person for us. We have entered into indemnity agreements with certain of our directors and officers, the form of which is attached as an exhibit to our annual report on form 20-F for the year ended December 31, 2010.

Under our articles, and subject to the Act, we may advance expenses to an eligible party.

Pursuant to our articles, the failure of an eligible party to comply with the Act or our articles does not, of itself, invalidate any indemnity to which he or she is entitled under our articles.

Under our articles, we may purchase and maintain insurance for the benefit of an eligible person (or his or her heirs or legal personal representatives) against any liability incurred by him or her as a director, officer or person who holds or held such equivalent position.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is therefore unenforceable.

Item 16.	Exhibits

See the Exhibit Index hereto.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statements or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act, to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such issue.

(8) That:

(i) for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act, shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Vancouver, British Columbia, Canada, on this 23rd day of December, 2016.

ARBUTUS BIOPHARMA CORPORATION

By:	/s/ Mark J. Murray
Name: Mark J. Murray Title: President and Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Mark J. Murray and Bruce Cousins, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement on Form S-3, and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-3 has been signed by the following persons in the capacities indicated below on December 23, 2016.

Signature	Title
/s/ Mark J. Murray	President, Chief Executive Officer and Director (Principal Executive Officer) and Authorized Person in the United States
Mark J. Murray

/s/ Bruce G. Cousins	Executive Vice President, Finance and Chief Financial Officer (Principal Financial Officer and Accounting Officer)
Bruce G. Cousins

/s/ Vivek Ramaswamy	Director (Chairman of the Board)
Vivek Ramaswamy

/s/ Herbert J. Conrad	Director
Herbert J. Conrad

/s/ Frank Karbe	Director
Frank Karbe

/s/ Richard C. Henriques	Director
Richard C. Henriques

/s/ Keith Manchester	Director
Keith Manchester

/s/ William T. Symonds	Director and Chief Development Officer
William T. Symonds

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in the capacity of the duly authorized representative of Arbutus Biopharma Corporation in the United States, on this 23rd day of December, 2016.

ARBUTUS BIOPHARMA, INC.

By:	/s/ Mark J. Murray
	Name: Title:	Mark J. Murray President

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1*	Form of Underwriting Agreement

3.1	Notice of Articles and Articles of Arbutus Biopharma Corporation (incorporated herein by reference to Exhibit 1.1 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2010, filed with the SEC on June 3, 2011).

3.2	Amendment to the Articles of Arbutus Biopharma Corporation dated May 14, 2013 (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 28, 2014).

3.3	Governance Amendment to the Articles of Arbutus Biopharma Corporation dated March 4, 2015, (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K of Arbutus Biopharma Corporation, filed with the SEC on March 4, 2015).

3.4	Approval of Quorum Policy of Arbutus Biopharma Corporation, adopted January 31, 2015 (incorporated herein by reference to Exhibit 3.1 to the Current Report on Form 8-K of Arbutus Biopharma Corporation, filed with the SEC on February 5, 2015).

4.1*	Form of any Warrant Agreement or Warrant Indenture

5.1	Opinion of Farris, Vaughan, Wills & Murphy LLP

23.1	Consent of KPMG LLP

23.2	Consent of Farris, Vaughan, Wills & Murphy LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature page to the registration statement)

* To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.